UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2017

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

MICHIGAN
(State or other jurisdiction of incorporation)

000-18415	38-2830092
(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street, Mt. Pleasant, Michigan	48858-1649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Section 5 - Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 2, 2017, Isabella Bank Corporation (the "Corporation") held its 2017 Annual Meeting of Shareholders. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in the Corporation's Proxy Statement filed with the SEC on March 20, 2017. The certified results of the shareholder vote are as follows:
Proposal 1 - Election of Directors
The following individuals were elected to serve as directors to hold office until the 2020 Annual Meeting of Shareholders.

Nominee	For	Abstain	Broker Non-Votes
Dr. Jeffrey J. Barnes	4,426,747	145,458	658,336
G. Charles Hubscher	4,370,500	201,705	658,336
David J. Maness	4,043,669	528,536	658,336
W. Joseph Manifold	3,937,595	634,610	658,336
Proposal 2 - Advisory Vote on Executive Compensation
The Corporation’s shareholders approved by advisory vote the compensation paid to the Corporation’s named executive officers, as set forth below.

For	Against	Abstain	Broker Non-Votes
3,675,363	584,048	312,794	658,336
Proposal 3 - Frequency of Advisory Votes On Executive Compensation
The Corporation’s shareholders approved by advisory vote “every three years” as the frequency of future advisory votes on named executive officer compensation, as set forth below.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
744,150	859,163	2,708,066	260,826	658,336

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	May 3, 2017	By:	/s/ Jae A. Evans
Jae A. Evans, President & CEO